UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

ExxonMobil Holdings Corporation

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note: The following materials contain screenshots of updates made to ExxonMobil’s retail individual shareholder and voting webpages. The webpages are intended to provide retail shareholders with information regarding ExxonMobil Holdings Corporation, shareholder resources, and the Voluntary Retail Voting Program in a clear and accessible manner, and to facilitate access to relevant information and enrollment in the program.

ExxonMobil Individual Shareholder Webpage:

ExxonMobil
Overview
Events and presentations
Company info
Earnings
Stock info
SEC filings
Sustainability
Modeling Toolkit
Individual shareholders
Individual shareholders

Welcome, ExxonMobil shareholders

Individual investors own nearly 40% of ExxonMobil's shares, and many have held them for decades. This page brings together your dividend information, company updates and meeting materials.

Built for long-term owners

For more than 140 years, ExxonMobil has provided energy and products that help people enjoy a higher standard of living, and we've shared that success with our shareholders. We have grown our annual dividend per share for more than four decades in a row, and we're committed to disciplined, transparent, long-term stewardship of your capital.

ExxonMobil Individual Shareholder Webpage:

Latest News

October 30, 2026 • 5:30 AM CDT

ExxonMobil Announces Third-Quarter 2026 Results

View press release → **View all news →**

October 16, 2026 • 2:00 PM CDT

ExxonMobil to Release Third Quarter 2026 Financial Results

View press release →

September 15, 2026 • 8:00 AM CDT

ExxonMobil: Announces Pricing Terms, Expiration and Results of its Cash Tender Offers for Outstanding 2030 1.900% Senior Notes and 2031 2.150% Senior Notes

View press release →

September 8, 2026 • 8:00 AM CDT

ExxonMobil: Cash Tender Offers for Outstanding 2030 1.900% Senior Notes and 2031 2.150% Senior Notes

View press release →

Email alerts

Sign up today and receive company updates straight to your inbox.

Sign up today →

Your shares

Dividends →
Payment dates, dividend history and reinvesting your dividends

Voting your shares →
Two ways to vote, including the Voluntary Retail Voting Program

Annual meeting materials:

2026 Proxy Statement →
Voting Results →
Meeting Transcript →
2027 materials posted when available

Managing your shares →
Transfers and inheritance

Questions?

Write to us anytime at Individual.Shareholder@exxonmobil.com

Becoming a shareholder →

Voting your shares

How the Voluntary Retail Voting Program Works:

You give a standing instruction to vote your shares in line with the Board's recommendations.

You choose whether it covers all matters, or all matters except contested director elections and mergers, acquisitions or divestitures that require a shareholder vote.

You continue to receive all proxy materials and may vote differently on any proposal.

You may vote at any time through the standard proxy voting process, and any vote you submit directly will be reflected in the final voting results, regardless of any standing voting instructions in the Voluntary Retail Voting Program.

You can change or opt-out at any time, at no cost, and you'll receive an annual reminder.
More than 100,000 shareholders had enrolled as of March 1, 2026.

To enroll, visit ExxonMobil - Retail Voting Program. Learn more about the program.

Read more about ExxonMobil

View the Investor Presentation →

Read Annual Report and Proxy →

Read Investing in People →

Read Global Outlook →

Read Advancing Climate Solutions (ACS) →

Read Sustainability Report →

ExxonMobil Vote Webpage:

Vote

One share, One vote

When you invested in ExxonMobil, you took ownership in a historic company. Individual investors own nearly 40% of our shares, and every one of those shares deserves to be counted. Your vote is your voice. Together, shareholders like you can help shape the future of ExxonMobil, from electing the Board to voting on proposals that can affect the long-term value of the company you own.

Two ways to vote your shares

1. Vote each year with your proxy materials. Ahead of each annual meeting, you'll receive proxy materials explaining how to vote.
2. Enroll in the Voluntary Retail Voting Program. You give a standing instruction once, and your shares are voted in line with the Board's recommendations at every meeting, without your having to vote each time.

Only 1/4 of our individual shareholders vote their shares

You stay in control

Your vote comes first

You continue to receive all proxy materials and may vote differently on any proposal.

You may vote at any time through the standard proxy voting process, and any vote you submit directly will be reflected in the final voting results, regardless of any standing voting instructions in the Voluntary Retail Voting Program.

You choose what it covers

You choose whether your instruction covers all matters, or all matters except contested director elections and mergers, acquisitions or divestitures that require a shareholder vote.

Change or cancel anytime

You can change or **cancel** at any time, at no cost, and you'll receive an annual reminder.

How to enroll: visit **ExxonMobil - Retail Voting Program**.

Questions? Write to us anytime at **Individual.Shareholder@exxonmobil.com**.

Enroll today! →

Here are our frequently asked questions about this program

What happens if I enroll?

If you choose to enroll in the program, your shares will be voted consistent with the Board's recommendations at future shareholder meetings, helping ensure your voice is heard. You will still receive all proxy materials and may override these voting instructions by voting at the shareholder meeting, returning your proxy card, or submitting voting instructions through your broker (see "Can I still vote my shares?" below).

Can I still vote my shares myself?

Yes. You'll continue to receive all proxy materials, and you can vote differently on any proposal at the meeting, by returning your proxy card or by submitting voting instructions through your broker. When you vote, your own vote always takes precedence over your standing instruction.

How do I enroll?

Visit ExxonMobil - Retail Voting Program and enter the email address associated with the account(s) where you hold ExxonMobil shares, whether through a bank or broker or through Computershare. You can also enroll using the link in the email or letter you received. If you don't have an email address on file with your bank, broker or Computershare, write to us at Individual.Shareholder@exxonmobil.com and we'll be happy to help.

How do I change or cancel my instruction?

You can change or cancel anytime, at no cost. Use the link in your original enrollment email or letter, or choose a new option, including "Opt Out," in the annual reminder we send each year. See Opt-out :: ExxonMobil Holdings Corporation (XOM).

Why should I enroll?

You invested hard-earned money in ExxonMobil, and that gives you the right to vote your shares on important issues. But voting can be time consuming. As an investor, you may be asked to vote on dozens of proposals from every company you invest in, and taking the time to read them all can be too much for people with jobs, families, and other responsibilities. Large institutional investment firms have entire teams dedicated to reading, assessing, and voting on proposals. Enrolling means your shares will be voted at each meeting in line with the Board's recommendations, so your voice will always be heard.

Why is it important for me to vote my shares?

First, it's your right as an owner of the company. Second, shareholders elect the Board and vote on proposals that can affect the long-term value of the company you own. When individual shareholders don't vote, those decisions are left to others whose priorities may not reflect yours as a long-term owner.

What does my instruction cover?

You choose. Your instruction can cover all matters, or all matters except contested director elections and mergers, acquisitions or divestitures that require a shareholder vote.

Is there a cost to enroll?

No. Enrolling, changing your instruction and cancelling are all free.

Why does enrollment happen on a separate site?

Enrollment takes place on a site run by Broadridge. When you enter your email address, it checks for the accounts where you hold ExxonMobil shares and shows which are eligible.

Why isn't my account being found?

Please email us at: Individual.Shareholder@exxonmobil.com.

How do I find the email linked to my brokerage account?

Log in to your brokerage account and review the email address listed under your profile or account settings. If you need assistance, contact your broker directly.

Additional Information and Where to Find It

ExxonMobil intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for future annual meetings and any special meetings as well. The Definitive Proxy Statement for any annual or special meeting will contain important information about the matters to be voted on at that specific meeting.

SHAREHOLDERS OF EXXONMOBIL ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT EXXONMOBIL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EXXONMOBIL AND THE MATTERS TO BE VOTED ON AT THAT SPECIFIC MEETING.

Shareholders will be able to obtain free copies of these annual or special meeting documents, and other documents filed with the SEC by ExxonMobil, through the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain free copies of these documents from ExxonMobil by contacting ExxonMobil’s Investor Relations by e-mail at shareholderrelations@exxonmobil.com, or by going to ExxonMobil’s Events and Presentations page on its website at https://investor.exxonmobil.com/news-events/annual-shareholder-meeting.